Exhibit 99.1

J & J SNACK FOODS REPORTS FISCAL 2025 FOURTH QUARTER AND FULL-YEAR RESULTS

Fourth quarter Operating Income of $11.5 million and Adjusted Operating Income of $37.7 million

Fourth quarter Net Earnings of $11.4 million and Adjusted EBITDA of $57.4 million

Fourth quarter EPS of $0.58 and Adjusted EPS of $1.58

Mount Laurel, NJ, November 17, 2025 – J & J Snack Foods Corp. (Nasdaq: JJSF) (the “Company”) today reported financial results for the fourth quarter and full year ended September 27, 2025.

	Fourth Quarter		Full Year
	Actuals	% vs. LY	Actuals	% vs. LY
Net Sales	$410.2M	-4%	$1,583.2M	1%
Gross Profit	$130.2M	-4%	$469.9M	-3%
Operating Income	$11.5M	-71%	$84.3M	-28%
Net Earnings	$11.4M	-62%	$65.6M	-24%
Earnings per Diluted Share	$0.58	-62%	$3.36	-24%

Adjusted Operating Income	$37.7M	-10%	$108.2M	-17%
Adjusted EBITDA	$57.4M	-4%	$180.9M	-10%
Adjusted Earnings per Diluted Share	$1.58	-1%	$4.27	-13%

This press release contains non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures section below for reconciliations to the most comparable GAAP measures.

"We are pleased with our fourth quarter performance, delivering Adjusted EBITDA of $57.4 million on sales of $410.2 million despite some challenges during the summer. Both sales and adjusted EBITDA were down about 4% as compared to the prior year quarter," stated Dan Fachner, Chairman, President, and CEO. "The breadth of our portfolio remains a core competitive advantage and helped to mitigate the expected headwinds we faced in our Frozen Beverage business during the fourth quarter as we lapped strong volumes from a major movie release last year. Our pretzel business delivered outstanding results, with sales rising in both the Retail and Foodservice segments for consecutive quarters, and growth continued to be led by our Bavarian varieties.

“Looking ahead, we have several major commercial programs launching in fiscal 2026 and our innovation pipeline remains robust, with a significant emphasis on better-for-you attributes. In addition, we have initiated a comprehensive business transformation program designed to generate at least $20 million of annualized operating income once all initiatives are implemented. The plant consolidation component of the program is underway and resulted in approximately $24 million of non-recurring charges in the fourth quarter. With our strong balance sheet, including $106 million in cash and no debt, we are exceptionally well positioned to drive sustainable growth and create long-term value for our shareholders while navigating the evolving consumer environment. We see compelling value in our shares and expect to execute aggressively against our repurchase authorization.”

Fourth Quarter Highlights

Net sales decreased 3.9% from the prior year quarter to $410.2 million. Over half of the sales decline was associated with our Frozen Beverage business as we lapped strong volumes from the Inside Out 2 movie last year.

●	Food Service segment sales decreased 1.1%
●	Retail Supermarket segment sales decreased 8.1%
●	Frozen Beverage segment sales decreased 8.3%

Gross profit was $130.2 million compared to $135.5 million in the year-earlier period and gross margin was 31.7% versus 31.8%. The slight decline in gross margin primarily reflected lower margins in Frozen Beverage due to a lower mix of product sales along with incremental tariff costs. These impacts were partially offset by cost savings related to plant consolidation and insurance proceeds for business interruption costs associated with the handheld capacity outage.

Total operating expenses of $118.8 million, which included $0.8 million of intangible asset impairment charges and $24.1 million of plant closure charges, represented 29.0% of sales for the quarter, compared to 22.4% in the prior year quarter. Plant closure charges predominately reflected non-cash asset write-downs and write-offs totaling approximately $21 million. We expect additional plant closure and other non-recurring charges associated with our business transformation program of $3 million to $5 million in fiscal 2026.

●

Marketing and selling expenses increased 4.8% versus the prior year period to $32.6 million or 7.9% of sales, up from 7.3% in the prior year quarter. The increase included spending on new sponsorships and other promotional activities.

●

Distribution expenses decreased 8.3% versus the prior year period to $42.2 million or 10.3% of sales, down from 10.8% in the prior year quarter. Distribution cost improvements were driven by lower volumes and continued efficiency gains.

●

Administrative expenses increased 5.1% versus the prior year period to $19.1 million or 4.7% of sales compared to 4.3% in the prior year quarter. The increase primarily reflects higher compensation expenses.

Operating income was $11.5 million compared to $39.8 million in the prior year quarter, while adjusted operating income was $37.7 million compared to $42.0 million in the prior year quarter. Earnings per diluted share were $0.58 compared to $1.52 in the prior year quarter, while adjusted earnings per diluted share were $1.58 compared to $1.60 in the prior year quarter. The effective tax rate was 4.8% compared to 26.8% in the prior year quarter. The lower effective tax rate in the quarter primarily reflects a change in estimate on our blended state tax rate, and the corresponding impact on the valuation of our net deferred tax liabilities.

Food Service Segment Fourth Quarter Highlights

●	Food Service sales decreased 1.1% to $259.3 million.
●	Pretzel sales increased 3.6% led by continued growth in our Bavarian varieties.
●	Churro sales declined 16.2%, reflecting the wind-down of a limited time offer program in the prior year.
●

Sales of new products and added placement with new customers were approximately $7.6 million in the quarter, driven primarily by the addition of frozen novelties and churro related products, as well as new distribution of cookies.

●	Operating income increased by $1.3 million.

Retail Supermarket Segment Fourth Quarter Highlights

●	Retail sales decreased 8.1% to $51.4 million
●	Soft pretzel sales increased 9.0% reflecting continued momentum from the third quarter.
●

Frozen novelties sales decreased 16.0%. We are taking action to support our frozen novelty business with shopper marketing and trade spend. Although frozen novelty sales declined in total, Dogsters and Dippin’ Dots Sundaes continued to deliver sales growth in the quarter.

●	Retail handheld sales declined 10.9% from continued capacity constraints from the fire at our North Carolina facility last year.
●

Sales of new products and added placement with new customers were approximately $3.8 million in the quarter, driven by the recent launch of our Dippin’ Dots Sundaes as well as additional distribution of frozen novelties and soft pretzels.

●	Operating income decreased by $1.7 million.

Frozen Beverages Segment Fourth Quarter Highlights

●	Frozen beverage segment sales decreased 8.3% to $99.6 million.
●	Beverage sales declined 12.9%, primarily due to lower theater volumes as we lapped the success of the Inside Out 2 movie last year
●	North American box office sales are estimated to have declined 11% in the quarter
●	Operating income decreased by $3.2 million

Conference Call

J&J Snack Foods Corp. will host a conference call to discuss results and business outlook on November 17, 2025, at 10:00 a.m. Eastern Time. Conference call participants should register by clicking on this Registration Link to receive the dial-in number and a personal PIN, which are required to access the conference call. A live audio webcast of the conference call will also be available on the Investors homepage at investors.jjsnack.com.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche, and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, DIPPIN’ DOTS ice cream, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, HOLA! CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements, and expectations regarding any current or future recovery in our industry and the future impact of our operational efficiency projects. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic or similar health outbreaks, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, strategic business transformation costs, integration costs, non-recurring legal fee settlements, gain on insurance proceeds received for damage to property, plant and equipment, and plant closure expenses.

Adjusted Operating Income consists of operating income adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, strategic business transformation costs, integration costs, non-recurring legal fee settlements, gain on insurance proceeds received for damage to property, plant and equipment, and plant closure expenses.

Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustment, strategic business transformation costs, integration costs, non-recurring legal fee settlements, gain on insurance proceeds received for damage to property, plant and equipment, and plant closure expenses. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates.

This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains, and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Reed Anderson

ICR

(646) 277-1260

JJSF@icrinc.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except per share amounts)

	Quarter ended		Fiscal year ended
	September 27,	September 28,	September 27,	September 28,
	2025	2024	2025	2024

Net sales	$410,243	$426,756	$1,583,233	$1,574,755
Cost of goods sold	280,010	291,225	1,113,351	1,088,630
Gross profit	130,233	135,531	469,882	486,125

Operating expenses
Marketing and Selling	32,583	31,085	123,606	118,805
Distribution	42,177	45,975	168,305	175,601
Administrative	19,102	18,171	77,787	74,771
Intangible asset impairment charges	757	-	2,257	-
Gain on insurance proceeds received for damage to property, plant, and equipment	-	-	(10,622)	-
Plant closure expenses	24,073	-	24,073	-
Other general expense	74	458	150	(597)
Total operating expenses	118,766	95,689	385,556	368,580

Operating income	11,467	39,842	84,326	117,545

Other income (expense)
Investment income	1,248	963	3,596	3,228
Interest expense	(755)	(294)	(1,493)	(1,826)

Earnings before income taxes	11,960	40,511	86,429	118,947

Income tax expense	579	10,870	20,834	32,396

NET EARNINGS	$11,381	$29,641	$65,595	$86,551

Earnings per diluted share	$0.58	$1.52	$3.36	$4.45

Weighted average number of diluted shares	19,549	19,532	19,548	19,449

Earnings per basic share	$0.59	$1.52	$3.37	$4.46

Weighted average number of basic shares	19,451	19,444	19,467	19,389

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share amounts)

	September 27,	September 28,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$105,893	$73,394
Accounts receivable, net	184,069	189,233
Inventories	175,173	173,141
Prepaid expenses and other	13,197	14,646
Total current assets	478,332	450,414

Property, plant and equipment, at cost	1,009,463	1,012,043
Less accumulated depreciation and amortization	619,310	620,858
Property, plant and equipment, net	390,153	391,185

Other assets
Goodwill	185,070	185,070
Trade name intangible assets, net	105,920	109,695
Other intangible assets, net	66,730	72,561
Operating lease right-of-use assets	151,538	152,383
Other	3,758	3,793
Total other assets	513,016	523,502
Total Assets	$1,381,501	$1,365,101

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$563	$243
Accounts payable	82,405	89,268
Accrued insurance liability	16,441	16,933
Accrued liabilities	12,606	10,063
Current operating lease liabilities	21,624	19,063
Accrued compensation expense	26,475	23,325
Dividends payable	15,552	15,178
Total current liabilities	175,666	174,073

Long-term debt	-	-
Noncurrent finance lease liabilities	1,355	445
Noncurrent operating lease liabilities	140,021	140,751
Deferred income taxes	91,703	87,824
Other long-term liabilities	6,061	5,038

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,440,000 and 19,460,000 respectively	139,118	136,516
Accumulated other comprehensive loss	(12,647)	(15,299)
Retained Earnings	840,224	835,753
Total stockholders' equity	966,695	956,970
Total Liabilities and Stockholders' Equity	$1,381,501	$1,365,101

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Fiscal year ended
	September 27,	September 28,
	2025	2024
Operating activities:
Net earnings	$65,595	$86,551
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	66,018	63,411
Amortization of intangibles and deferred costs	7,314	7,190
Intangible asset impairment charges	2,257	-
Losses from disposals of property & equipment	320	11
Non-cash plant shutdown expenses	20,845	-
Share-based compensation	6,320	6,220
Deferred income taxes	3,949	6,434
Gain on insurance proceeds received for damage to property, plant, and equipment	(10,622)	-
Gain on insurance proceeds received in excess of operating losses recognized	(799)	-
Other	95	(199)
Changes in assets and liabilities, net of effects from purchase of companies
Decrease in accounts receivable	5,502	7,931
(Increase) in inventories	(2,322)	(1,006)
Net changes in other operating assets and liabilities	654	(3,477)
Net cash provided by operating activities	165,126	173,066

Investing activities:
Payments for acquisitions	-	(7,014)
Purchases of property, plant and equipment	(82,873)	(73,569)
Proceeds from disposal of property and equipment	1,401	699
Proceeds from insurance for fixed assets	11,421	2,218
Net cash (used in) investing activities	(70,051)	(77,666)

Financing activities:
Payments to repurchase common stock	(8,000)	-
Proceeds from issuance of stock	4,282	15,740
Borrowings under credit facility	50,000	71,000
Repayment of borrowings under credit facility	(50,000)	(98,000)
Payments on finance lease obligations	(238)	(151)
Payment of cash dividend	(60,751)	(56,957)
Net cash (used in) financing activities	(64,707)	(68,368)

Effect of exchange rates on cash and cash equivalents	2,131	(3,219)

Net increase in cash and cash equivalents	32,499	23,813
Cash and cash equivalents at beginning of period	73,394	49,581
Cash and cash equivalents at end of period	$105,893	$73,394

The accompanying notes are an integral part of these statements.

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited) (in thousands)

	Quarter ended		Fiscal year ended
	September 27,	September 28,	September 27,	September 28,
	2025	2024	2025	2024
Sales to external customers:
Food Service
Soft pretzels	$60,377	$58,252	$230,070	$222,237
Frozen novelties	45,120	47,531	149,884	147,995
Churros	21,064	25,151	97,867	114,306
Handhelds	24,670	23,202	92,018	86,053
Bakery	101,412	99,674	405,909	387,129
Other	6,612	8,340	25,613	27,475
Total Food Service	$259,255	$262,150	$1,001,361	$985,195

Retail Supermarket
Soft pretzels	$17,148	$15,734	$61,713	$61,744
Frozen novelties	24,728	29,445	110,286	112,192
Biscuits	5,828	6,151	23,123	24,229
Handhelds	5,335	5,987	21,578	26,253
Coupon redemption	(1,298)	(1,130)	(2,707)	(3,162)
Other	(357)	(251)	(184)	52
Total Retail Supermarket	$51,384	$55,936	$213,809	$221,308

Frozen Beverages
Beverages	$62,115	$71,322	$219,312	$230,030
Repair and maintenance service	25,160	25,051	97,392	96,589
Machines revenue	11,204	11,309	47,807	38,188
Other	1,125	988	3,552	3,445
Total Frozen Beverages	$99,604	$108,670	$368,063	$368,252

Consolidated sales	$410,243	$426,756	$1,583,233	$1,574,755

Operating Income:
Food Service	$22,475	$21,168	$64,794	$74,214
Retail Supermarket	2,214	3,915	13,318	19,192
Frozen Beverages	18,473	21,708	49,529	52,996
Total Segment Operating Income	$43,162	$46,791	$127,641	$146,402

General corporate expenses	7,622	6,949	29,864	28,857
Gain on insurance proceeds received for damage to property, plant and equipment	-	-	(10,622)	-
Plant closure expenses	24,073	-	24,073	-
Total Unallocated Operating Expenses (net)	31,695	6,949	43,315	28,857

Total Operating Income	$11,467	$39,842	$84,326	$117,545

Retail operating income for Q4 includes a brand impairment charge of $757. Foodservice operating income for fiscal 2025 includes a brand impairment charge of $1,500.

Segment reporting has been modified starting in the fiscal fourth quarter to reflect unallocated corporate expenses. This change in presentation has been applied to our historical results.

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited) (in thousands)

	Quarter ended		Fiscal year ended
	September 27,	September 28,	September 27,	September 28,
	2025	2024	2025	2024

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$11,381	$29,641	$65,595	$86,551
Income Taxes	579	10,870	20,834	32,396
Investment Income	(1,248)	(963)	(3,596)	(3,228)
Interest Expense	755	294	1,493	1,826
Depreciation and Amortization	19,165	18,216	73,332	70,601
Share-Based Compensation	1,740	1,378	6,320	6,220
Strategic Business Transformation Costs (2)	-	-	-	4,848
Gain on insurance proceeds received for damage to property, plant, and equipment	-	-	(10,622)	-
Restructuring Costs	-	-	260	-
Non-recurring Legal Expenses	-	-	591	-
Net (Gain) Loss on Sale or Disposal of Assets	171	34	320	11
Impairment Costs	757	-	2,257	-
Plant closure expenses	24,073	-	24,073	-
Acquisition Related Inventory Adjustment	-	-	-	183
Merger and Acquisition Costs	-	-	-	250
Integration Costs	-	222	-	427
Adjusted EBITDA	$57,373	$59,692	$180,857	$200,085

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	11,467	39,842	84,326	117,545
Strategic Business Transformation Costs (2)	-	-	-	4,848
Gain on insurance proceeds received for damage to property, plant, and equipment	-	-	(10,622)	-
Restructuring Costs	-	-	260	-
Non-recurring Legal Expenses	-	-	591	-
Acquisition Related Amortization Expenses	1,443	1,946	7,314	7,190
Impairment Costs	757	-	2,257	-
Plant closure expenses	24,073	-	24,073	-
Acquisition Related Inventory Adjustment	-	-	-	183
Merger and Acquisition Costs	-	-	-	250
Integration Costs	-	222	-	427
Adjusted Operating Income	$37,740	$42,010	$108,199	$130,443

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$0.58	$1.52	$3.36	$4.45
Strategic Business Transformation Costs (2)	-	-	-	0.25
Gain on insurance proceeds received for damage to property, plant, and equipment	-	-	(0.54)	-
Restructuring Costs	-	-	0.01	-
Non-recurring Legal Expenses	-	-	0.03	-
Acquisition Related Amortization Expenses	0.07	0.10	0.37	0.37
Impairment Costs	0.04	-	0.12	-
Plant closure expenses	1.23	-	1.23	-
Acquisition Related Inventory Adjustment	-	-	-	0.01
Merger and Acquisition Costs	-	-	-	0.01
Integration Costs	-	0.01	-	0.02

Tax Effect of Non-GAAP Adjustments (1)	(0.34)	(0.03)	(0.31)	(0.18)

Adjusted Earnings per Diluted Share	$1.58	$1.60	$4.27	$4.93

(1)	Income taxes associated with pre-tax adjustments determined using statutory tax rates
(2)	Strategic business transformation costs are start-up costs related to our regional distribution center supply chain transformation.